Exhibit 10.5
MULTIFAMILY NOTE

US $5,200,000.00	May 4, 2011
     FOR VALUE RECEIVED, the undersigned (“Borrower”) jointly and severally (if more than one) promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association, the principal sum of Five Million Two Hundred Thousand and 00/100 Dollars (US $5,200,000.00), with interest accruing at the Interest Rate on the unpaid principal balance from the Disbursement Date until fully paid.
         1. Defined Terms. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:
Amortization Period: 360 months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Debt Service Amounts: Amounts payable under this Note, the Security Instrument or any other Loan Document.

Default Rate: A rate equal to the lesser of 4 percentage points above the Interest Rate or the maximum interest rate which may be collected from Borrower under applicable law.

Disbursement Date: The date of disbursement of Loan proceeds hereunder.

First Payment Date: The first day of July, 2011.

Indebtedness: The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Interest Rate: The annual rate of four and eighty-six one-hundredths percent (4.86%).

Lender: The holder of this Note.

Loan: The loan evidenced by this Note.

Loan Term: 84 months.

Maturity Date: The first day of June, 2018, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Property Jurisdiction: The jurisdiction in which the Land is located.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 1
Fannie Mae	08-09	© 1997-2009 Fannie Mae

Security Instrument: A multifamily mortgage, deed to secure debt or deed of trust dated as of the date of this Note.

Yield Maintenance Period Term or Prepayment Premium Period Term: 78 months.

Yield Maintenance Period End Date or Prepayment Premium Period End Date: The last day of November, 2017.
Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.
     2. Address for Payment. All payments due under this Note shall be payable at 26901 Calabasas Road, Suite 200, Calabasas Hills, California 91301, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.
     3. Payment of Principal and Interest. Principal and interest shall be paid as follows:
     (a) Short Month Interest. If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.
     (b) Interest Computation. Interest under this Note shall be computed on the basis of (check one only):
☐	30/360. A 360-day year consisting of twelve 30-day months.

☑	Actual/360. A 360-day year. The amount of each monthly payment made by Borrower pursuant to Paragraph 3(c) below that is allocated to interest will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the per annum Interest Rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month. Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.
     (c) Monthly Installments. Consecutive monthly installments of principal and interest, each in the amount of Twenty-Seven Thousand Four Hundred Seventy-One and 50/100 Dollars (US $27,471.50), shall be payable on the First Payment Date and on the first day of every month thereafter, until the entire unpaid principal balance evidenced by this Note is fully paid. Any remaining principal and interest shall be due and payable on the Maturity Date. The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.
     (d) Payments Before Due Date. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 2
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     (e) Accrued Interest. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note. Any reference herein to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.
     4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.
     5. Security. The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.
     6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.
     7. Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 10th day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.
     8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 3
Fannie Mae	08-09	© 1997-2009 Fannie Mae

and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.
     9. Limits on Personal Liability.
     (a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property (as such term is defined in the Security Instrument) and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.
     (b) Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of:
     (1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence;
     (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;
     (3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports;
     (4) fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender;
     (5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to Debt Service Amounts, except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year; or

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 4
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     (6) failure by Borrower to comply with the provisions of Section 17(a) of the Security Instrument.
     (c) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:
     (1) Borrower’s acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument;
     (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument; or
     (3) the occurrence of a Bankruptcy Event (but only if the Bankruptcy Event occurs with the consent, encouragement or active participation of Borrower, Key Principal or any Borrower Affiliate).
     (d) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term “Mortgaged Property” shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.
     10. Voluntary and Involuntary Prepayments.
     (a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:
     (1) Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”) and only if Borrower has complied with all of the following:
(i)	Borrower must give Lender at least 30 days (if given via U.S. Postal Service) or 20 days (if given via facsimile, email or overnight courier), but not more than 60 days, prior written notice of Borrower’s intention to make a prepayment (the “Prepayment Notice”). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender. The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”).

(ii)	Borrower acknowledges that the Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even (A) if Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or (B) if the Last Day of the Month is not a Business Day. Therefore, even if

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 5
Fannie Mae	08-09	© 1997-2009 Fannie Mae

Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment calculation will include interest to and including the Last Day of the Month in which such prepayment occurs. If the Last Day of the Month is not a Business Day, then the Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

(iii)	Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the Last Day of the Month), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)	If, for any reason, Borrower fails to prepay this Note (A) within five (5) Business Days after the Intended Prepayment Date or (B) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note and to make such calculation as described in Schedule A attached hereto. For purposes of such recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”
     (2) Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (i) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (ii) the prepayment premium calculated pursuant to Schedule A.
     (3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.
     (b) Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable (1) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (2) as provided in subparagraph (c) of Schedule A.
     (c) Schedule A is hereby incorporated by reference into this Note.
     (d) Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 6
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     (e) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.
     (f) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.
     11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.
     12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.
     13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.
     14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 7
Fannie Mae	08-09	© 1997-2009 Fannie Mae

reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.
     15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.
     16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.
     17. Governing Law. This Note shall be governed by the law of the jurisdiction in which the Land is located.
     18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.
     19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.
     20. Consent to Jurisdiction and Venue. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.
     21. WAIVER OF TRIAL BY JURY. BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER, KEY PRINCIPAL AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 8
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     ATTACHED SCHEDULES. The following Schedules are attached to this Note and incorporated herein by reference:
☑	Schedule A Prepayment Premium (required)

☑	Schedule B-1 Modifications to Acknowledgment and Agreement of Key Principal

☑	Schedule B-2 Modification to Multifamily Note (Waste)
[CONTINUED ON FOLLOWING PAGE]

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 9
Fannie Mae	08-09	© 1997-2009 Fannie Mae

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

SIR ARBOR POINTE, LLC,
a Delaware limited liability company

By:	Steadfast Income Advisor, LLC,
a Delaware limited liability company,
Its:	Manager

	By: Name:	/s/ Ana Marie del Rio Ana Marie del Rio
	Title:	Secretary
PNC Loan No. 310401108
Fannie Mae Commitment No. 864670

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 10
Fannie Mae	08-09	© 1997-2009 Fannie Mae

PAY TO THE ORDER OF
FANNIE MAE
WITHOUT RECOURSE

PNC BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Kelli A. Tyler
Name:	Kelli A. Tyler
Title:	Vice President

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 11
Fannie Mae	08-09	© 1997-2009 Fannie Mae

ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO
PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY
     Key Principal, who has an economic interest in SIR Arbor Pointe, LLC, a Delaware limited liability company (“Borrower”), or who will otherwise obtain a material financial benefit from the Loan, hereby absolutely, unconditionally and irrevocably agrees to pay to Lender, or its assigns, on demand, all amounts for which Borrower is personally liable under Paragraph 9 of the Multifamily Note dated May 4, 2011 in the amount of $5,200,000.00 to which this Acknowledgment is attached (the “Note”). The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument. Lender may pursue its remedies against Key Principal without first exhausting its remedies against the Borrower or the Mortgaged Property. All capitalized terms used but not defined in this Acknowledgment shall have the meanings given to such terms in the Security Instrument. As used in this Acknowledgment, the term “Key Principal” (each if more than one) shall mean only those individuals or entities that execute this Acknowledgment.
     The obligations of Key Principal shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of this Acknowledgment, and agrees that Key Principal’s obligations shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note including this Acknowledgment, which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Key Principal under this Acknowledgment, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any obligation or indebtedness and all rights to require Lender to (a) proceed against Borrower, (b) proceed against any general partner of Borrower, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) if Borrower is a partnership, pursue any other remedy it may have against Borrower, or any general partner of Borrower.
     At any time without notice to Key Principal, and without affecting the liability of Key Principal hereunder, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note or any other Loan Document; (d) the Note or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 12
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     Key Principal acknowledges that Key Principal has received a copy of the Note and all other Loan Documents. Neither this Acknowledgment nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement. Key Principal agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change of Key Principal’s address within 10 Business Days after such change of address occurs. Any notices to Key Principal shall be given in the manner provided in Section 31 of the Security Instrument. Key Principal agrees to be bound by Paragraphs 20 and 21 of the Note.
     CONFESSION OF JUDGMENT. Key Principal hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained by Lender, to appear in any court of record in or of the Commonwealth of Kentucky, or in any other state or territory of the United States or the District of Columbia, at any time after all amounts under Paragraph 9 of this Note become due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against Key Principal in favor of Lender, for all amounts due and owing by Key Principal to Lender under this Acknowledgment, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. Key Principal hereby expressly acknowledges that an attorney-at-law employed or retained by Lender may confess judgment against Key Principal, and further expressly consents to Lender’s payment of the legal fees of such attorney-at-law.

WARNING. BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
     THIS ACKNOWLEDGMENT IS AN INSTRUMENT SEPARATE FROM, AND NOT A PART OF, THE NOTE. BY SIGNING THIS ACKNOWLEDGMENT, KEY PRINCIPAL DOES NOT INTEND TO BECOME AN ACCOMMODATION PARTY TO, OR AN ENDORSER OF, THE NOTE.
[CONTINUED ON FOLLOWING PAGE]

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 13
Fannie Mae	08-09	© 1997-2009 Fannie Mae

     IN WITNESS WHEREOF, Key Principal has signed and delivered this Acknowledgment or has caused this Acknowledgment to be signed and delivered by its duly authorized representative.

KEY PRINCIPAL

STEADFAST INCOME REIT, INC.,
a Maryland corporation

By:	/s/ Ana Marie del Rio

Name:	Ana Marie del Rio
Title:	Secretary

Address:	18100 Von Karman Avenue, Suite 500
Irvine, California 92612

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page 14
Fannie Mae	08-09	© 1997-2009 Fannie Mae

SCHEDULE A
PREPAYMENT PREMIUM
Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:
(a)	If the prepayment is made at any time after the date of this Note and before the Yield Maintenance Period End Date, the prepayment premium shall be the greater of:
(i)	1% of the amount of principal being prepaid; or

(ii)	The product obtained by multiplying:
(A)	the amount of principal being prepaid,

by

(B)	the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Intended Prepayment Date, or (y) the date Lender accelerates the Loan or otherwise accepts a prepayment pursuant to Paragraph 10(a)(3) of this Note, by

(C)	the present value factor calculated using the following formula:

[r =	Yield Rate

n =	the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the Last Day of the Month during which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page A-1
Fannie Mae	08-09	© 1997-2009 Fannie Mae

For purposes of this clause (ii), the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):
a =	the yield for the longer U.S. Treasury constant maturity

b =	the yield for the shorter U.S. Treasury constant maturity

x =	the term of the longer U.S. Treasury constant maturity

y =	the term of the shorter U.S. Treasury constant maturity

z =	“n” (as defined in the present value factor calculation above) divided by 12.
Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Lender shall determine the Yield Rate from another source selected by Lender. Any determination of the Yield Rate by Lender will be binding absent manifest error.]
(b)	If the prepayment is made on or after the Yield Maintenance Period End Date but before the last calendar day of the 4th month prior to the month in which the Maturity Date occurs, the prepayment premium shall be 1% of the amount of principal being prepaid.

(c)	Notwithstanding the provisions of Paragraph 10(a) of this Note, no prepayment premium shall be payable with respect to any prepayment made on or after the last calendar day of the 4th month prior to the month in which the Maturity Date occurs.
/s/ Ana Marie del Rio
Borrower Initials

Multifamily Non-Recourse Fixed Rate Note – Kentucky	Form 4118	Page A-2
Fannie Mae	08-09	© 1997-2009 Fannie Mae

SCHEDULE B-l
MODIFICATIONS TO ACKNOWLEGEMENT AND AGREEMENT
OF KEY PRINCIPAL
(Non-Standard Modifications)
     The following modifications are made to the text of the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability (the “Acknowledgement and Agreement”) that precedes this Exhibit:
1.	The second sentence of the first paragraph is amended and restated in its entirety as follows:
“The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument; provided, however, that notwithstanding anything to the contrary herein, Key Principal’s liability to Lender shall not include any loss, liability or expense arising or occurring from and after the date of the foreclosure or deed in lieu of foreclosure which relates to actions or omissions of Lender or any future assignee or holder of the Note occurring after such foreclosure or deed in lieu of foreclosure.”
2.	The following text is added (i) at the beginning of the first and second sentences of the paragraph entitled “Confession of Judgment” on the second page of the Acknowledgement and Agreement, and (ii) immediately prior to the words “BY SIGNING THIS PAPER . . .” in the immediately following paragraph entitled “Warning”.

“To the extent permitted by applicable law,”

	Schedule B-l	Page B-1-1
Non-Standard Rider to Acknowledgment
and Agreement of Key Principal

3.	All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Acknowledgement and Agreement that precedes this Exhibit.

BORROWER’S INITIALS:

/s/ Ana Marie del Rio

Non-Standard Rider to Acknowledgment	Signature Page
and Agreement of Key Principal

SCHEDULE B—2
MODIFICATIONS TO MULTIFAMILY NOTE
(Waste)
     The following modification is made to the text of the Multifamily Note that precedes this Schedule:
     1. Paragraph 9(b) of the Note is hereby modified by deleting clause (6) in its entirety and inserting the following in lieu thereof:
          “(6) waste or abandonment of the Mortgaged Property by Borrower.”
     All capitalized terms used but not defined in the Note (including this Schedule B) shall have the meanings given to such terms in the Security Instrument (as that term is defined in this Note).
/s/ Ana Marie del Rio
Borrower Initials

Schedule B — Waste	Form 4199	Page B-2
Fannie Mae	11-09	© 2008-2009 Fannie Mae